UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

FTI CONSULTING, INC.

(Exact name of registrant as specified in charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 515-6078

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

Amendments to Employment Arrangements with Certain Executive Officers

Amendments Related to Internal Revenue Code Section 409A

The Internal Revenue Service has adopted rules and regulations governing the documentation and operation of deferred compensation plans under Internal Revenue Code Section 409A (“Code Section 409A”) that became effective on January 1, 2009. The employment arrangements between FTI Consulting, Inc. (“FTI”) and certain of its employees, including its executive officers, required amendments prior to such date to avoid the potential application of adverse tax consequences under Code Section 409A. On December 17, 2008, the Compensation Committee (the “Committee”) authorized amendments to the employment arrangements with Dennis J. Shaughnessy, Chairman of the Board, Jack B. Dunn, IV, Chief Executive Officer and President, Jorge A. Celaya, Executive Vice President and Chief Financial Officer, and Dominic DiNapoli, Executive Vice President and Chief Operating Officer, to conform their employment arrangements with the requirements of Code Section 409A. The amendments entered into with the foregoing executive officers were effective as of December 31, 2008, are administrative and procedural in nature, and do not materially alter the underlying economic benefits to FTI or the executive officers.

Amendments related to Internal Revenue Code Section 162(m)

In addition to the amendments to comply with the requirements of Code Section 409A, FTI determined it necessary to amend the severance provisions of the employment arrangements with the foregoing executive officers to conform to a recent Internal Revenue Service interpretation of Internal Revenue Code Section 162(m) (“Code Section 162(m)”) providing that certain incentive awards will fail to qualify for the “performance-based compensation” exemption thereunder if such awards are payable at target levels upon a termination without cause or for good reason. The amendments to the applicable employment arrangements should allow FTI to preserve the deductibility of the annual bonus payments made by FTI to the executive officers during their employment.

Prior to their amendment, the employment arrangements with the foregoing executive officers generally provided for, among other termination benefits, the payment of a pro rata target bonus upon termination by FTI without “Cause” or by the executive officer for “Good Reason” (each term, as defined in the applicable employment arrangement), and, in the case of Messrs. Dunn, Shaughnessy and DiNapoli, upon expiration of such executive officer’s “Employment Term” (such term, as defined in the applicable employment arrangement). In addition, the employment arrangements for Messrs. Dunn, Shaughnessy and DiNapoli provided for the payment of an amount equal to 50% of the annual bonus paid to such executive in the year prior to termination in the event of a termination by FTI without “Cause” or by the executive for “Good Reason.”

In lieu of the termination payments described above, the amendments to the employment arrangements for the foregoing executive officers provide for the following new payments. Similar to the amendments to address Code Section 409A, these amendments were approved by the Committee on December 17, 2008, effective as of December 31, 2008:

•

Upon a termination of employment by FTI without “Cause” or a termination of employment by the executive officer for “Good Reason” unrelated to a “Change in Control” (such term, as defined in the applicable employment arrangement), the amendments provide for a lump-sum cash payment in the amount of:

•	$2,000,000, in the case of each of Messrs. Dunn and Shaughnessy;

•	$800,000, in the case of Mr. DiNapoli; and

•	$550,000, in the case of Mr. Celaya.

•	Upon expiration of the “Employment Term,” the amendments provide for the following payments;

•	a lump-sum cash payment of $1,000,000, in the case of Mr. Dunn (Mr. Dunn’s employment agreement is currently scheduled to expire August 11, 2013); and

•

a pro rated incentive bonus for the calendar year of termination based on the actual results achieved by FTI as certified by the Committee (without regard to any reduction that may apply due to any subjective performance goal), in the case of each of Messrs. Shaughnessy and DiNapoli (Mr. DiNapoli’s employment agreement is currently scheduled to expire on December 31, 2011, and, as described below, Mr. Shaughnessy’s employment agreement is currently scheduled to expire on January 2, 2012).

Mr. Celaya is an “at-will” employee of FTI and his employment arrangement with FTI has no fixed term, and, therefore, his employment arrangement did not require amendment to address severance upon expiration of an employment term.

Additional Amendments to Employment Agreement with Dennis J. Shaughnessy

In addition to the amendments to address issues related to Code Sections 162(m) and 409A as described above, on December 17, 2008, the Committee approved additional amendments to the employment agreement with Dennis J. Shaughnessy, Chairman of the Board, to be effective as of January 2, 2009. These additional amendments include the following:

•	the extension of his “Employment Term” under the employment agreement from October 17, 2009 to January 2, 2012; and

•

an increase in the annual transition payment payable to Mr. Shaughnessy from $400,000 to $700,000. The foregoing transition payment is payable by FTI following Mr. Shaughnessy’s termination of employment at the expiration of the “Employment Term” or for reasons other than death, “Disability” or termination by FTI for “Cause,” in consideration for certain continued services to be provided by Mr. Shaughnessy to FTI on a part-time basis for five years following such termination.

Performance-Based Equity Award to Dennis J. Shaughnessy

In consideration of Mr. Shaughnessy agreeing to his contract extension, the Committee awarded Mr. Shaughnessy 33,692 performance-based shares of restricted stock with a value equivalent to approximately $1.5 million (the “Performance-Based Award”) as of January 2, 2009 pursuant to the FTI 2006 Global Long-Term Incentive Plan. The number of shares of restricted common stock subject to the Performance Stock Award has been determined by dividing (i) $1.5 million, by (ii) the closing price per share of common stock of FTI reported on the New York Stock Exchange for the Effective Date (the “Shaughnessy Restricted Shares”). The Shaughnessy

Restricted Shares will become vested in three substantially equal annual installments on the later of (i) January 2, 2010, January 2, 2011 and January 2, 2012 and (ii) the date all conditions have been satisfied, including the condition that FTI’s independent accounting firm confirms that the relevant revenue and earnings per share performance goals have been achieved as of the relevant year end. The applicable annual revenue and earnings per share performance goals will be adjusted for acquisitions and dispositions of businesses or portions of businesses. The vesting terms will also be subject to the applicable provisions of Mr. Shaughnessy’s employment agreement. Mr. Shaughnessy may earn 50% of the number of restricted shares that would have otherwise vested on an applicable vesting date, if one but not both of the revenue and earnings per share targets for the applicable period has been achieved and the balance of the restricted shares that do not vest for the applicable period will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: January 5, 2009	By:	/S/ ERIC B. MILLER
Eric B. Miller
Executive Vice President and General Counsel

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